UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2010

WORLD HEART CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Wiley Post Way, Suite 120, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 355-6255

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4, 2010, the Compensation Committee of the Board of Directors of World Heart Corporation (the “Company”), upon delegation by the Board of Directors of the Company, determined that certain performance goals established in connection with the Company’s 2009 cash performance bonus program for the Company’s executive officers and other employees (the “2009 Performance Bonus Program”) had been met by J. Alex Martin, the Company’s President and Chief Executive Officer, Morgan R. Brown, the Company’s Executive Vice President and Chief Financial Officer, and Jal S. Jassawalla, the Company’s Executive Vice President and Chief Technology Officer.  As a result, the Compensation Committee approved the payment of cash bonuses to such officers pursuant to the 2009 Performance Bonus Program in the amounts set forth in the table below.

Named Executive Officer	Cash Performance Bonus

J. Alex Martin, President and Chief Executive Officer	$26,032,.62

Morgan R. Brown, Executive Vice President and Chief Financial Officer	$6,932.69

Jal S. Jassawalla, Executive Vice President and Chief Technology Officer	$19,795.12

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2010

WORLD HEART CORPORATION

	By:	/s/ Morgan R. Brown
	Name:	Morgan R. Brown
	Title:	Executive Vice President and Chief Financial Officer